BYLAWS
                                      OF
                                  eSOFT, INC.

                                  ARTICLE I

                                    OFFICES

            1.1 NAME. The name of the Corporation is eSOFT, INC.

            1.2 SEAL. The President, the Secretary or other officer designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. The seal of the Corporation shall be substantially in the following form:





            1.3 FISCAL YEAR. The Board of Directors may adopt for and on behalf of the Corporation a fiscal year or a calendar year.

            1.4 PRINCIPAL OFFICE. The principal offices of the Corporation shall be 4122 South Parker Road, Aurora, Colorado 80014.

            1.5 OTHER OFFICES. The Corporation may have such other offices within or without the State of Colorado as the Board of Directors may, from time to time, determine.

            1.6 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation is situated at 4122 South Parker Road, Aurora, Colorado 80014, and the registered agent, whose business address is and shall be identical to the address of the registered office, is David N. Ebert. The registered office, registered agent, or the address thereof, may be changed from time to time by the Board of Directors as provided by law.

                                  ARTICLE II

                                 CAPITAL STOCK

            2.1 NUMBER OF SHARES. The aggregate number of shares of capital stock is 50,000 shares, each share having no par value.

            2.2 CONSIDERATION FOR SHARES. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares nay be disposed of by the Corporation for such consideration expressed in dollars, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.






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            2.3 PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or in services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and non-assessable. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the shareholders, as the case may be, as to the value of the consideration received for shares, shall be conclusive. No certificate shall be issued for any share until such share is fully paid.

            2.4 STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  There shall be set forth upon the face or back of every certificate representing shares issued by the Corporation a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued by the Articles of Incorporation.

                  Each certificate representing shares shall state upon the face thereof:

                  (a) The Corporation is organized under the laws of the State of Colorado,

                  (b)   The name of the person to whom issued,

                  (c) The number and class of shares which such certificate
            represents, and

                  (d) The par value of each share or that the share has no par value, as the case may be.

            No certificate shall be issued for any share until such share is fully paid for.

            2.5 TRANSFERS OF STOCK. The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same properly endorsed by the registered holder or by his duly authorized attorney. Such endorsement or endorsements shall be guaranteed by a commercial bank or stockbroker registered on the New York Stock Exchange. The requirement for such guarantee may be waived in writing upon the form of endorsement by the President of the Corporation witnessing the signature.





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            2.6 STOCK TRANSFER BOOK. The Secretary of the Corporation shall act as transfer agent of the certificates representing the shares of capital stock of the Corporation. The Secretary shall maintain, among other records, a stock certificate book, the stubs in which shall set forth, among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Such stock certificate book is hereby identified as the stock transfer book of the Corporation, and the names and addresses of shareholders as they appear on the stock certificate book maintained by the Secretary shall be the official list of "shareholders of record." The name and address of each shareholder of record, as they appear on the stubs of the stock certificate book, shall be conclusive evidence as to who are the holders entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine a complete list of the shareholders entitled to vote at meetings; and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Shareholders, but not the Corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the Secretary in writing of any changes in their names or addresses from time to time, and failure to do so will relieve the Corporation, the other shareholders, directors, officers, agents and attorneys from liability for failure to direct notices or other documents to pay over or transfer dividends or other property or rights to a name or address other than the name and address appearing on the stubs of the stock certificate book maintained by the Secretary.

            2.7 LOST AND DESTROYED CERTIFICATES. The Board of Directors may direct new certificate or certificates to be issued in place of any certificate or certificates, theretofore issued by the Corporation, which have been allegedly lost or destroyed, upon receipt of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and the Board of Directors when authorizing such issue of a new certificate or certificates may, in its discretion, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or both. Except as provided herein, no new certificate evidencing shares of stock shall be issued until the old certificate or certificates for which the new certificate is to be issued is surrendered for cancellation.

                                 ARTICLE III

                           MEETINGS OF SHAREHOLDERS

            3.1 PLACE OF MEETING. Meetings of the shareholders of the Corporation shall be held at the place of business of the Corporation or at such other place as the President may direct within the continental limits of the United States.

            3.2 ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting





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shall be held on the first Monday in March of each year, but if such day be a holiday, then on the first day thereafter which is not a holiday. Failure to hold the annual meeting at the time designated herein shall not work a forfeiture or dissolution of the Corporation.

            3.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, a Vice-President, the Board of Directors, or the holders of not less than one-tenth (l/l0th) of all the shares entitled to vote at the meeting. Special meetings shall be held at the principal office of the Corporation.

            3.4 NOTICES OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the discretion of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting; except that if the authorized capital stock is to be increased, then at least thirty (30) days' notice shall be given.

            3.5 GIVING OF NOTICE. If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid. If three (3) successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholders shall be necessary until another address for such shareholder is made known to the Corporation.

            3.6 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make determination of shareholders for any proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed in any case fifty (50) days immediately preceding such meeting. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof.






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            3.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten (10) days before such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with these requirements shall not affect the validity of any action taken at any such shareholders' meeting.

            3.8 QUORUM. A quorum at any meeting of the shareholders shall consist of a majority of the shares entitled to vote, represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders. If less than a majority of the shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting for a period not to exceed sixty (60) days at any one adjournment. At such later meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified.

            3.9 PROXIES. At all meetings of shareholders a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

            3.10 ADJOURNMENTS. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

            3.11 VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one (1) vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders. Cumulative voting of shares of stock is not authorized in the election of directors.

            3.12 VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.






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            Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

            Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            3.13 CHAIRMAN. The President of the Corporation or in his absence the senior Vice-President present shall act as Chairman at all meetings of the shareholders.

                                  ARTICLE IV

                            THE BOARD OF DIRECTORS

            4.1 GENERAL POWERS AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed by a Board of Directors, except as otherwise provided by the Colorado Corporation Code, the Articles of Incorporation, or these Bylaws. The members of the Board of Directors shall be persons of the age of eighteen (18) years or older, but need not be residents of the State of Colorado or shareholders of the Corporation.

            4.2 NUMBER AND TENURE. Members of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall set the number of directors to serve until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor has been elected and has qualified. Directors shall be removable in the manner provided by the statutes of Colorado.

            4.3 CHANGE OF NUMBER. The number of directors may be increased or decreased from time to time by the shareholders at any regular or special meeting, but no decrease shall have the effect of shortening the term of any incumbent director.






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            4.4 RESIGNATIONS. Any director may resign at any time by mailing or delivering or by transmitting by telegram or cable written notice of his resignation, which resignation shall take effect at the time specified therein, or, if no time be specified, then at the time of receipt thereof.

            4.5 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at any annual meeting or at a special meeting of shareholders called for that purpose.

            4.6 PLACE OF MEETINGS. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Colorado, but must always be held within the continental limits of the United States.

            4.7 ANNUAL MEETINGS. The annual meeting of the Board of Directors or any committee designated by the Board shall be held without notice other than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

            4.8 REGULAR MEETING. The Board of Directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

            4.9 SPECIAL MEETING. Special meeting of the Board of Directors or any committee designated by the Board may be called by or at the request of the President or any director.

            4.10 NOTICE. Notice of any special meeting of the Board of Directors or any committee designated by the Board shall be given by written notice mailed to each director at his business address at least five (5) days prior to the meeting, or by notice given at least two (2) days previously by telegram, telephone, or written notice delivered personally. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting.






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            4.11 TELEPHONE MEETINGS. Members of the Board of Directors or any
committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

            4.12 QUORUM. A majority of the actual number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

            4.13 WITHDRAWAL OF A QUORUM. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.12 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.12 hereof, or the refusal of any director present to vote.

            4.14 PRESUMPTION OF ASSENT. The assent of a director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            4.15 COMPENSATION. By resolution of the Board of Directors, any director may be paid any one (1) or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

            4.16 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the Corporation and shall, from time to time, consult and advise with the President in the direction and management of the Corporation's business and affairs and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

            4.17 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the actual number of directors, may designate from among its members an executive and one (1) or more other committees each of which to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of





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the Corporation, otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

            4.18 SPECIFIC AUTHORITY FOR BANK ACCOUNTS, DEEDS, CONTRACTS. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by the law, be signed by the President and Treasurer. The Board of Directors may, however, authorize any other officers or officer without necessity of countersignature of such officer to sign any of such instruments, for and on behalf of the Corporation, and may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments.

            4.19 GENERAL AUTHORITY FOR BANK ACCOUNTS. Anything herein to the contrary notwithstanding, the Board of Directors may, except as otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Corporation at any bank or trust company or banking institution in which the Corporation may maintain an account or to cash checks, notes, drafts or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board may elect; but unless so authorized by the Board, no officer, agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render pecuniarily liable for any purpose or to any amount.

            4.20 OTHER COMMITTEES AND AGENTS. Committees not having and exercising the authority of the Board of Directors in the management of the Corporation, including standing committees and working committees, may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present. The Board of Directors may authorize any officer or officers, agent or agents of the Corporation in addition to the officers so authorized by these Bylaws to enter into any contract, or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; the Board of Directors may appoint such agents and representatives of the Corporation with such powers and to perform such acts or duties on behalf of the Corporation as the Board of Directors may see fit.





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                                  ARTICLE V

                              OFFICERS AND AGENTS

            5.1 OFFICERS. The officers of the Corporation shall consist of a President, one (1) or more Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be natural persons of the age of eighteen (18) years or older and elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers and agents as may be deemed necessary. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws. The Board of Directors shall fix the term of office and salaries of all of the officers of the Corporation. Any (2) two or more offices may be held by the same person, except the offices of President and Secretary. Officers need not be directors or shareholders of the Corporation.

            5.2 VACANCIES. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officers so elected shall hold until their successors are chosen and qualified.

            5.3 REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors or by the Executive Committee, if any, whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

            5.4 PRESIDENT. The President shall be the chief executive officer of the Corporation; he shall preside at any meeting of the shareholders at which he is present, and in the absence of the Chairman of the Board shall preside at any meeting of the Board of Directors at which he is present. He shall be in charge of the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, and he shall have the authority and powers necessary to perform such duties. The President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute with the Secretary powers of attorney appointing other corporations, partnerships or individuals the agent of this Corporation, all subject to the provisions of the statutes of the State of Colorado, the Articles of Incorporation of this Corporation and the Bylaws.

            5.5 VICE-PRESIDENT. Any Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors.

            5.6 SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep or cause to be kept in a book provided for the purpose a





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true and complete record of the proceedings of such meetings and shall perform a like duty for all standing committees appointed by the Board of Directors when required. He shall cause due notice to be given of all meetings of the shareholders and Board Directors. He shall keep in safe custody the corporate records and the seal of the Corporation and when authorized by the Board shall affix the seal to any instrument requiring it, and when so affixed it shall be attested by his signature. He shall in general perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            5.7 TREASURER. The Treasurer shall keep complete and correct records of account showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may, from time to time, come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors and shall keep such bank account(s) in the name of the Corporation. He shall furnish at meetings of the Board of Directors or whenever requested a statement of the financial condition of the Corporation and shall perform such other duties as the Bylaws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

            5.8 ABSENCE. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers and duties of such officer to any other officer, or to any Director or employee of the Corporation for the time being; provided a majority of the entire Board concurs therein.

                                  ARTICLE VI

                                INDEMNIFICATION

            6.1 THIRD-PARTY ACTIONS. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with





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respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            6.2 DERIVATIVE ACTIONS. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudicated to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

            6.3 MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in paragraph 6.1 or
6.2 of this Article or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            6.4 STANDARDS. Any indemnification under paragraph 6.1 or 6.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraph 6.1 or
6.2. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the shareholders.

            6.5 EXPENSES. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in paragraph 6.4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

            6.6 NON-EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his





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official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

            6.7 INSURANCE. A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                 ARTICLE VII

                                   DIVIDENDS

            7.1 GENERAL. The Board of Directors may, from time to time, declare, and the Corporation may pay dividends in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, or when the payment or declaration thereof would be contrary to any restrictions contained in the Articles of Incorporation or the statutes of the State of Colorado. The Board of Directors shall have the right and power, however, to accumulate and preserve so much of the net proceeds and profits of the business of the company as a reserve or surplus fund as they may, from time to time, deem necessary for the best interests of the Corporation.

            7.2 SPLIT-UP. A split-up or division of the issued shares of common stock into a greater number of shares of the same class, without increasing the stated capital of the Corporation, shall not be construed to be a dividend within the meaning of this Article.

            7.3 REFUNDS OF DIVIDENDS. Should payments, bonuses or salaries made by the Corporation be determined to be in excess of efforts expended or for some other reason be determined to be dividends and not compensation for services rendered by such officer or employee of the Corporation, then, in that event, such officer or employee of the Corporation shall be required to return and reimburse to the Corporation all such sums.

                                 ARTICLE VIII

                                 MISCELLANEOUS

            8.1 WAIVER AND EFFECTIVE DATE OF NOTICE. Whenever notice is required to be given to any shareholder or director under the provisions of the Colorado Corporation Act or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.





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



            8.2 ACTION BY DIRECTORS OR SHAREHOLDERS WITHOUT A MEETING. Any action required to be taken at a meeting of the directors, executive committee or other committee of the directors, or shareholders of the Corporation, or any action which may be taken at a meeting of the directors, executive committee or other committee of the directors, or shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, executive or other committee members, or shareholders entitled to vote with respect to the subject matter thereof. Such consent has the same force and effect as a unanimous vote of the directors, executive or other committee members, or shareholders, as the case may be, and may be stated as such in any articles or document filed with the Secretary of State under this code.

            8.3 AMENDMENT OF BYLAWS. Subject to repeal or change by action of the shareholders, the Bylaws may be altered, amended, or repealed, from time to time, in whole or in part, by the affirmative vote of a majority of the Board of Directors at a meeting called for that purpose, or by consent.


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